Exhibit 10.7

RELEASE OF CERTAIN GUARANTORS

Reference is made to that certain Eleventh Supplemental Indenture, dated as of June 30, 2024, as supplemented by that certain Supplemental Indenture, dated as of June 27, 2025 (the “Eleventh Supplemental Indenture”), among Service Properties Trust, a Maryland real estate investment trust, U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”), each of the Subsidiaries listed on Schedule 1 attached hereto (each, a “Released Guarantor”) and certain other Subsidiaries of the Company, as Guarantors, to the Indenture, dated as of February 3, 2016 (the “Indenture”), between the Company and the Trustee, relating to the Company’s 8.375% Senior Guaranteed Unsecured Notes due 2029 (the “Notes”). The terms defined in the Eleventh Supplemental Indenture are used herein as therein defined, unless otherwise defined herein.
Pursuant to Section 6 of the Eleventh Supplemental Indenture, the undersigned, as Trustee, hereby confirms the release and discharge of each Released Guarantor from any and all obligations and liabilities under the Subsidiary Guarantee, and further hereby confirms the termination and release of each Released Guarantor of all other obligations under the Eleventh Supplemental Indenture, the Indenture or the Notes, each as of May 30, 2025.

Dated as of June 27, 2025.

U.S. Bank Trust Company, National Association, as Trustee

By: /s/ David W. Doucette
Name: David W. Doucette
Title: Vice President

SCHEDULE 1

RELEASED GUARANTORS

1.Highway Ventures Properties LLC, a Maryland limited liability company
2.Highway Ventures Properties Trust, a Maryland real estate investment trust